RenaissanceRe Reports Net Income of $167.8 Million for the First Quarter of 2015 or $4.14 Per Diluted Common Share; Quarterly Operating Income of $126.1 Million or $3.10 Per Diluted Common Share
Pembroke, Bermuda, May 5, 2015 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $167.8 million, or $4.14 per diluted common share, in the first quarter of 2015, compared to $151.0 million, or $3.56, respectively, in the first quarter of 2014. Operating income available to RenaissanceRe common shareholders was $126.1 million, or $3.10 per diluted common share, for the first quarter of 2015, compared to $136.1 million, or $3.20, respectively, in the first quarter of 2014. The Company reported an annualized return on average common equity of 17.1% and an annualized operating return on average common equity of 12.9% in the first quarter of 2015, compared to 17.6% and 15.9%, respectively, in the first quarter of 2014. Book value per common share increased $5.06, or 5.6%, in the first quarter of 2015 to $95.21, compared to a 2.5% increase in the first quarter of 2014. Tangible book value per common share plus accumulated dividends decreased 0.5% in the first quarter of 2015, compared to a 2.8% increase in the first quarter of 2014.
Kevin J. O'Donnell, CEO, commented:  "We reported a solid first quarter, generating $167.8 million of net income and an annualized operating ROE of 12.9%.  Our results were driven by strong underwriting profits and investment performance."

Mr. O'Donnell continued:  "This has been a milestone quarter for RenaissanceRe as we closed on the Platinum acquisition.  The integration has gone smoothly and we have received a very positive reception from our clients and brokers.  Our ability to offer a broad suite of products and flexible capital options is stronger than ever."

Acquisition of Platinum Underwriters Holdings, Ltd. (“Platinum”)
RenaissanceRe completed its acquisition of Platinum on March 2, 2015. As a result of the acquisition, the Company's consolidated results of operations for the first quarter of 2015 include those of Platinum from March 2, 2015 through March 31, 2015. During the first quarter of 2015, the Company recorded $40.4 million of corporate expenses associated with the acquisition of Platinum, comprised of $11.5 million of transaction-related expenses, $0.9 million of integration-related expenses and $28.0 million of compensation-related expenses. In addition, the Company recognized $83.6 million of identifiable intangible assets and $191.7 million of goodwill in connection with the acquisition of Platinum, or a total of $5.94 per common share at March 31, 2015. Also during the first quarter of 2015, the Company recognized an income tax benefit of $47.5 million related to a reduction in the Company’s deferred tax asset valuation allowance, principally due to the acquisition of Platinum.
FIRST QUARTER 2015 HIGHLIGHTS

•
The Company generated underwriting income of $130.9 million and a combined ratio of 55.9% in the first quarter of 2015, compared to $151.3 million and 47.2%, respectively, in the first quarter of 2014. Underwriting income in the first quarter of 2015 was driven by a relatively light catastrophe loss quarter and $22.1 million of favorable development on prior accident years net claims and claims expenses, principally in the Company’s Catastrophe Reinsurance and Specialty Reinsurance segments.

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Gross premiums written of $643.6 million decreased $61.7 million, or 8.7%, in the first quarter of 2015, compared to the first quarter of 2014, with the Company’s Catastrophe Reinsurance and Specialty Reinsurance segments experiencing decreases of $78.5 million and $30.0 million, respectively, partially offset by a $46.9 million increase in the Company’s Lloyd’s segment, each as discussed below.

•
The Company’s total investment result, which principally includes the sum of net investment income and net realized and unrealized gains on investments, was $81.3 million in the first quarter of 2015, compared to $53.7 million in the first quarter of 2014. The total investment result was primarily driven by higher net realized gains in the Company’s portfolio of fixed maturity investments and higher returns in the Company’s portfolio of public equity investments during the first quarter of 2015, compared to the first quarter of 2014.

Underwriting Results by Segment
Catastrophe Reinsurance Segment
Gross premiums written in the Catastrophe Reinsurance segment were $389.2 million in the first quarter of 2015, a decrease of $78.5 million, or 16.8%, compared to the first quarter of 2014, primarily driven by the continued softening of market conditions, including reduced risk-adjusted pricing for the January renewals, and the Company’s underwriting discipline given prevailing terms and conditions.
Managed catastrophe premiums decreased $72.9 million, or 14.7%, to $423.1 million in the first quarter of 2015, compared to $496.0 million in the first quarter of 2014.
The Catastrophe Reinsurance segment generated underwriting income of $108.2 million and a combined ratio of 24.8% in the first quarter of 2015, compared to $130.6 million and 20.7% in the first quarter of 2014, respectively. The $22.4 million decrease in underwriting income in the first quarter of 2015, compared to the first quarter of 2014, was driven by a $20.8 million decrease in net premiums earned, primarily due to lower gross premiums written during the preceding twelve months, and an $11.6 million increase in current accident year net claims and claim expenses driven by a number of winter storms in the U.S., partially offset by a $10.5 million increase in favorable development on prior accident years net claims and claim expenses.
The Catastrophe Reinsurance segment experienced $16.5 million of favorable development on prior accident years net claims and claim expenses in the first quarter of 2015, compared to $6.1 million in the first quarter of 2014. The favorable development on prior accident years net claims and claim expenses in the first quarter of 2015 was principally driven by $5.3 million related to the April and May 2011 U.S. Tornadoes, $1.5 million related to the 2008 Hurricanes (Gustav and Ike) and $9.8 million related to a number of other relatively small catastrophe events, each principally the result of changes in the Company’s estimated ultimate loss for each respective event.
Specialty Reinsurance Segment
Gross premiums written in the Specialty Reinsurance segment were $124.3 million in the first quarter of 2015, a decrease of $30.0 million, or 19.4%, compared to the first quarter of 2014, driven primarily by a decrease in certain credit related lines of business as a result of the non-renewal of a number of contracts during the first quarter of 2015, combined with continued underwriting discipline given prevailing terms and conditions, partially offset by increases in certain casualty lines of business. The Company’s specialty reinsurance premiums are prone to significant volatility as this business can be influenced by a relatively small number of relatively large transactions.
The Specialty Reinsurance segment generated underwriting income of $21.3 million and a combined ratio of 77.5% in the first quarter of 2015, compared to $16.9 million and 75.7% in the first quarter of 2014, respectively. Impacting underwriting income in the Specialty Reinsurance segment for the first quarter of 2015, compared to the first quarter of 2014, was a $25.2 million increase in net premiums earned as a result of higher gross premiums written during the preceding twelve months; partially offset by a $7.3 million increase in underwriting expenses, a $7.3 million increase in current accident year net claims and claim expenses and a $6.2 million decrease in favorable development on prior accident years net claims and claim expenses. The increase in current accident year net claims and claim expenses was principally due to a higher level of attritional losses, primarily as a result of the increase in net premiums earned. The Specialty Reinsurance segment experienced $9.7 million of favorable development on prior accident years net claims and claim expenses in the first quarter of 2015, compared to $15.8 million in the first quarter of 2014, principally as a result of better than expected claims emergence.
Lloyd’s Segment
Gross premiums written in the Lloyd’s segment were $130.1 million in the first quarter of 2015, an increase of $46.9 million, or 56.3%, compared to the first quarter of 2014, primarily due to Syndicate 1458 continuing to grow organically in the Lloyd’s marketplace, notwithstanding challenging market conditions.
The Lloyd’s segment generated underwriting income of $1.7 million and a combined ratio of 97.0% in the first quarter of 2015, compared to $3.4 million and 93.5%, respectively, in the first quarter of 2014. Impacting underwriting income in the Lloyd’s segment during the first quarter of 2015 was a $5.9 million increase in net premiums earned as a result of the increase in gross premiums written; offset by a $4.1 million increase in acquisition expenses and a $3.6 million increase in net claims and claim expenses, each as discussed below. The increases in net premiums earned and acquisition expenses were primarily the result of the increase in gross premiums written noted above. Also impacting acquisition expenses was the increased proportion of quota share and delegated authority business written, which generally carry higher acquisition expenses, compared to non-proportional business.
The $3.6 million increase in net claims and claim expenses was principally due to a $4.5 million increase in attritional net claims and claim expenses as a result of the increase in net premiums earned, noted above, partially offset by a decrease in adverse development of prior accident years net claims and claim expenses of $0.9 million during the first quarter of 2015, with the adverse development principally due to reported claims activity coming in higher than expected on prior accident years events.
Other Items

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Subsequent to March 31, 2015 and through the period ended May 4, 2015, the Company repurchased 3 thousand common shares in open market transactions at an aggregate cost of $0.3 million and at an average share price of $99.91.

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Net income attributable to noncontrolling interests in the first quarter of 2015 was $39.7 million and decreased from $42.8 million in the first quarter of 2014, principally due to a modest decrease in the profitability of DaVinciRe Holdings Ltd. (“DaVinciRe”). The Company’s ownership in DaVinciRe was 26.3% at March 31, 2015, compared to 26.5% at March 31, 2014.

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On May 4, 2015, DaVinciRe issued $150.0 million of its 4.750% Senior Notes due May 1, 2025, with interest on the notes payable on May 1 and November 1, commencing with November 1, 2015. The notes may be redeemed prior to maturity, subject to the payment of a “make-whole” premium if the notes are redeemed before February 1, 2025. The notes contain various covenants including, among others, limitations on mergers, amalgamations and consolidations, limitations on third party investor redemptions, a leverage covenant and maintenance of certain ratings. The net proceeds from this offering were used to repay, in full, $100.0 million outstanding under an existing loan agreement with RenaissanceRe, and the remainder of the net proceeds may be used to repurchase DaVinciRe shares or for general corporate purposes.

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On April 16, 2015, A.M. Best removed from under review with negative implications, and affirmed its respective ratings of, RenaissanceRe and RenaissanceRe’s existing operating subsidiaries. The outlook for Renaissance Reinsurance Ltd.’s and Renaissance Reinsurance of Europe’s issuer financial strength ratings is negative, while the outlook for RenaissanceRe’s other existing operating subsidiaries’ issuer financial strength ratings is stable. In addition, A.M. Best removed from under review with developing implications, affirmed its respective ratings of, and assigned an outlook of stable to, the issuer financial strength ratings of Platinum Underwriters Bermuda, Ltd. and Renaissance Reinsurance U.S. Inc., formerly known as Platinum Underwriters Reinsurance, Inc.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, May 6, 2015 at 10:00 am (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe’s website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458.
Cautionary Statement Regarding Forward Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the ability to recognize the benefits of the acquisition; the frequency and severity of catastrophic and other events; uncertainties in RenaissanceRe’s reserving processes; the lowering or loss of any of the financial strength, claims paying or enterprise wide risk management ratings of RenaissanceRe, its subsidiaries or joint ventures; risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence; risks that RenaissanceRe or its subsidiaries might be bound to policyholder obligations beyond their underwriting intent; risks relating to RenaissanceRe’s acquisition of Platinum, including risks that RenaissanceRe’s future financial performance may differ from projections, risks relating to integration challenges and costs, and other risks that RenaissanceRe may not be able to effectively manage its expanded operations; risks due to RenaissanceRe’s reliance on a small and decreasing number of reinsurance brokers and other distribution services; risks relating to operating in a highly competitive environment; risks relating to deteriorating market conditions; the risk that customers may fail to make premium payments due to RenaissanceRe; the risk of failures of reinsurers, brokers or other counterparties to honor their obligations to RenaissanceRe; a contention by the United States Internal Revenue Service that Renaissance Reinsurance Ltd., Platinum Underwriters Bermuda, Ltd. or any of RenaissanceRe’s other Bermuda, or non-U.S., subsidiaries, is subject to U.S. taxation; other risks relating to potential adverse tax developments; risks relating to adverse legislative developments; risks associated with RenaissanceRe’s investment portfolios; changes in economic conditions or inflation; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the definitive proxy statement/prospectus relating to the acquisition.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Kekst and Company
Director - Corporate Finance	Peter Hill or Dawn Dover
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended
	March 31, 2015	March 31, 2014
Revenues
Gross premiums written	$643,578	$705,260
Net premiums written	$404,035	$450,347
Increase in unearned premiums	(107,275)	(163,813)
Net premiums earned	296,760	286,534
Net investment income	39,707	38,948
Net foreign exchange losses	(3,130)	(1,061)
Equity in earnings of other ventures	5,295	4,199
Other income	1,539	62
Net realized and unrealized gains on investments	41,749	14,927
Total revenues	381,920	343,609
Expenses
Net claims and claim expenses incurred	76,853	58,915
Acquisition expenses	43,401	33,700
Operational expenses	45,621	42,624
Corporate expenses	45,598	4,545
Interest expense	5,251	4,293
Total expenses	216,724	144,077
Income before taxes	165,196	199,532
Income tax benefit (expense)	47,904	(166)
Net income	213,100	199,366
Net income attributable to noncontrolling interests	(39,662)	(42,768)
Net income available to RenaissanceRe	173,438	156,598
Dividends on preference shares	(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders	$167,843	$151,003

Net income available to RenaissanceRe common shareholders per common share - basic	$4.18	$3.61
Net income available to RenaissanceRe common shareholders per common share - diluted	$4.14	$3.56

Average shares outstanding - basic	39,631	41,238
Average shares outstanding - diluted	40,021	41,903

Net claims and claim expense ratio	25.9%	20.6%
Underwriting expense ratio	30.0%	26.6%
Combined ratio	55.9%	47.2%
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$3.10	$3.20
Operating return on average common equity - annualized (1)	12.9%	15.9%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	March 31, 2015	December 31, 2014
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$5,982,843	$4,756,685
Fixed maturity investments available for sale, at fair value	25,086	26,885
Total fixed maturity investments, at fair value	6,007,929	4,783,570
Short term investments, at fair value	1,775,819	1,013,222
Equity investments trading, at fair value	261,656	322,098
Other investments, at fair value	514,906	504,147
Investments in other ventures, under equity method	123,743	120,713
Total investments	8,684,053	6,743,750
Cash and cash equivalents	557,618	525,584
Premiums receivable	866,418	440,007
Prepaid reinsurance premiums	233,062	94,810
Reinsurance recoverable	82,696	66,694
Accrued investment income	40,583	26,509
Deferred acquisition costs	146,053	110,059
Receivable for investments sold	121,530	52,390
Other assets	273,851	135,845
Goodwill and other intangibles	281,334	7,902
Total assets	$11,287,198	$8,203,550
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,781,568	$1,412,510
Unearned premiums	983,137	512,386
Debt	826,774	249,522
Reinsurance balances payable	495,045	454,580
Payable for investments purchased	217,986	203,021
Other liabilities	231,968	374,108
Total liabilities	5,536,478	3,206,127
Redeemable noncontrolling interest	968,431	1,131,708
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	46,026	38,442
Additional paid-in capital	754,941	—
Accumulated other comprehensive income	3,342	3,416
Retained earnings	3,577,980	3,423,857
Total shareholders’ equity attributable to RenaissanceRe	4,782,289	3,865,715
Total liabilities, noncontrolling interests and shareholders’ equity	$11,287,198	$8,203,550

Book value per common share	$95.21	$90.15

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended March 31, 2015
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$389,247	$124,291	$130,130	$(90)	$643,578
Net premiums written	$222,640	$103,915	$77,569	$(89)	$404,035
Net premiums earned	$143,767	$94,876	$58,206	$(89)	$296,760
Net claims and claim expenses incurred	7,594	39,588	29,843	(172)	76,853
Acquisition expenses	7,654	20,689	14,693	365	43,401
Operational expenses	20,363	13,290	11,940	28	45,621
Underwriting income (loss)	$108,156	$21,309	$1,730	$(310)	130,885
Net investment income				39,707	39,707
Net foreign exchange losses				(3,130)	(3,130)
Equity in earnings of other ventures				5,295	5,295
Other income				1,539	1,539
Net realized and unrealized gains on investments				41,749	41,749
Corporate expenses				(45,598)	(45,598)
Interest expense				(5,251)	(5,251)
Income before taxes and noncontrolling interests					165,196
Income tax benefit				47,904	47,904
Net income attributable to noncontrolling interests				(39,662)	(39,662)
Dividends on preference shares				(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders					$167,843

Net claims and claim expenses incurred – current accident year	$24,124	$49,264	$25,610	$—	$98,998
Net claims and claim expenses incurred – prior accident years	(16,530)	(9,676)	4,233	(172)	(22,145)
Net claims and claim expenses incurred – total	$7,594	$39,588	$29,843	$(172)	$76,853

Net claims and claim expense ratio – current accident year	16.8%	51.9%	44.0%	—%	33.4%
Net claims and claim expense ratio – prior accident years	(11.5)%	(10.2)%	7.3%	193.3%	(7.5)%
Net claims and claim expense ratio – calendar year	5.3%	41.7%	51.3%	193.3%	25.9%
Underwriting expense ratio	19.5%	35.8%	45.7%	(441.6)%	30.0%
Combined ratio	24.8%	77.5%	97.0%	(248.3)%	55.9%

	Three months ended March 31, 2014
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$467,711	$154,290	$83,259	$—	$705,260
Net premiums written	$259,489	$125,489	$65,369	$—	$450,347
Net premiums earned	$164,584	$69,630	$52,297	$23	$286,534
Net claims and claim expenses incurred	6,455	26,081	26,281	98	58,915
Acquisition expenses	7,126	16,547	10,567	(540)	33,700
Operational expenses	20,419	10,106	12,033	66	42,624
Underwriting income	$130,584	$16,896	$3,416	$399	151,295
Net investment income				38,948	38,948
Net foreign exchange losses				(1,061)	(1,061)
Equity in earnings of other ventures				4,199	4,199
Other income				62	62
Net realized and unrealized gains on investments				14,927	14,927
Corporate expenses				(4,545)	(4,545)
Interest expense				(4,293)	(4,293)
Income before taxes and noncontrolling interests					199,532
Income tax expense				(166)	(166)
Net income attributable to noncontrolling interests				(42,768)	(42,768)
Dividends on preference shares				(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders					$151,003

Net claims and claim expenses incurred – current accident year	$12,529	$41,922	$21,157	$—	$75,608
Net claims and claim expenses incurred – prior accident years	(6,074)	(15,841)	5,124	98	(16,693)
Net claims and claim expenses incurred – total	$6,455	$26,081	$26,281	$98	$58,915

Net claims and claim expense ratio – current accident year	7.6%	60.2%	40.5%	—%	26.4%
Net claims and claim expense ratio – prior accident years	(3.7)%	(22.7)%	9.8%	426.1%	(5.8)%
Net claims and claim expense ratio – calendar year	3.9%	37.5%	50.3%	426.1%	20.6%
Underwriting expense ratio	16.8%	38.2%	43.2%	(2,060.9)%	26.6%
Combined ratio	20.7%	75.7%	93.5%	(1,634.8)%	47.2%
(1) Included in gross premiums written in the Other category is the elimination of inter-segment gross premiums written of $0.1 million for the three months ended March 31, 2015.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2015	March 31, 2014
Catastrophe Reinsurance Segment
Renaissance catastrophe premiums	$265,730	$322,748
DaVinci catastrophe premiums	123,517	144,963
Total Catastrophe Reinsurance segment gross premiums written	$389,247	$467,711

Specialty Reinsurance Segment
Casualty	$62,105	$27,361
Credit	28,711	97,774
Property Other	5,209	5,482
Other	28,266	23,673
Total Specialty Reinsurance segment gross premiums written	$124,291	$154,290

Lloyd’s Segment
Casualty	$61,971	$34,572
Catastrophe	25,645	21,555
Property Other	23,769	12,583
Credit	2,585	15
Other	16,160	14,534
Total Lloyd’s segment gross premiums written	$130,130	$83,259

Managed Premiums (1)
Total Catastrophe Reinsurance segment gross premiums written	$389,247	$467,711
Catastrophe premiums written on behalf of the Company’s joint venture, Top Layer Re (2)	14,164	14,115
Catastrophe premiums written in the Lloyd’s segment	25,645	21,555
Catastrophe premiums written by the Company in its Catastrophe Reinsurance segment and ceded to Top Layer Re	(5,950)	(7,355)
Total managed catastrophe premiums (1)	$423,106	$496,026

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2015	March 31, 2014
Fixed maturity investments	$25,939	$23,860
Short term investments	197	190
Equity investments trading	2,604	796
Other investments
Hedge funds and private equity investments	10,413	12,317
Other	3,508	4,528
Cash and cash equivalents	148	91
	42,809	41,782
Investment expenses	(3,102)	(2,834)
Net investment income	39,707	38,948

Gross realized gains	21,532	13,467
Gross realized losses	(4,871)	(5,564)
Net realized gains on fixed maturity investments	16,661	7,903
Net unrealized gains on fixed maturity investments trading	25,972	27,882
Net realized and unrealized losses on investments-related derivatives	(4,208)	(10,899)
Net realized gains (losses) on equity investments trading	7,481	(79)
Net unrealized losses on equity investments trading	(4,157)	(9,880)
Net realized and unrealized gains on investments	41,749	14,927
Change in net unrealized gains on fixed maturity investments available for sale	(183)	(165)
Total investment result	$81,273	$53,710

Total investment return - annualized	4.2%	3.2%
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended
(in thousands of United States Dollars, except percentages)	March 31, 2015	March 31, 2014
Net income available to RenaissanceRe common shareholders	$167,843	$151,003
Adjustment for net realized and unrealized gains on investments	(41,749)	(14,927)
Operating income available to RenaissanceRe common shareholders	$126,094	$136,076

Net income available to RenaissanceRe common shareholders per common share - diluted	$4.14	$3.56
Adjustment for net realized and unrealized gains on investments	(1.04)	(0.36)
Operating income available to RenaissanceRe common shareholders per common share - diluted	$3.10	$3.20

Return on average common equity - annualized	17.1%	17.6%
Adjustment for net realized and unrealized gains on investments	(4.2)%	(1.7)%
Operating return on average common equity - annualized	12.9%	15.9%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by the Company and its related joint ventures. “Managed catastrophe premiums” differs from total Catastrophe Reinsurance segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, and the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures.
The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Book value per common share	$95.21	$90.15	$85.78	$84.79	$82.30
Adjustment for goodwill and other intangibles (1)	(6.64)	(0.86)	(0.88)	(0.86)	(0.89)
Tangible book value per common share	88.57	89.29	84.90	83.93	81.41
Adjustment for accumulated dividends	14.58	14.28	13.99	13.70	13.41
Tangible book value per common share plus accumulated dividends	$103.15	$103.57	$98.89	$97.63	$94.82

Quarterly change in book value per common share	5.6%	5.1%	1.2%	3.0%	2.5%
Quarterly change in tangible book value per common share plus change in accumulated dividends	(0.5)%	5.5%	1.5%	3.5%	2.8%

(1)
At March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, goodwill and other intangibles included $24.4 million, $25.3 million, $26.1 million, $27.0 million and $28.3 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.